BATTLE FOWLER LLP
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                                 August 19, 1999



Ampex Corporation
500 Broadway
Redwood City, CA 94063

          Re: Registration of 816,667 Shares of Class A Common Stock

Ladies and Gentlemen:

          We have acted as counsel for Ampex Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement"), pursuant to which the Company proposes to register for sale up to 816,667 shares of the Company's Class A Common Stock, par value $0.01 per share (the "Shares"), of which 303,846 Shares are issued and outstanding (the "Outstanding Shares") and up to 512,821 Shares are issuable upon exercise of the Contingent Warrant referred to below. Capitalized terms used and not defined herein shall have the meanings given to them in the Registration Statement. You have requested that we furnish our opinion as to the matters hereinafter set forth.

          For the purposes of this letter, we have examined originals or copies of the following:

1.       Registration Statement, to which this opinion is an exhibit;


2. The Amended and Restated Certificate of Incorporation of the Company, as amended to date, incorporated by reference as an exhibit to the Registration Statement (the "Certificate of Incorporation");

3. By-Laws of the Company, as amended to date, incorporated by reference as an exhibit to the Registration Statement (the "By-Laws");

4. A specimen certificate for the Company's Class A Common Stock, incorporated by reference as an exhibit to the Registration Statement;

5. Records of corporate proceedings of the Company as certified to us by an officer of the Company relative to the authorization and issuance of the Shares; and

6.       The  Contingent   Warrant   Agreement   filed  as  an  exhibit  to  the
         Registration Statement (the "Contingent Warrant").

          In rendering the opinion herein expressed we have assumed the genuineness of all signatures, the authenticity of all documents, instruments and certificates submitted to us as originals, the conformity with the original documents, instruments and certificates of all documents, instruments and certificates submitted to us as copies and the legal capacity to sign of all individuals executing such documents, instruments and certificates (the "Documents"). In addition, we have assumed, other than with respect to those signing on behalf of the Company, that all signatories of any Documents have been duly authorized, pursuant to all applicable laws, regulations, corporate charters and governing documents, to execute said Documents. As to facts material to this opinion, we have relied, without independent investigation, upon factual information provided to us by the Company, including without limitation, the representations and statements made in an officer's fact certificate furnished to us in connection with the preparation of this opinion, and upon representations made in any of the other Documents referred to above.

          We are not admitted to practice in any jurisdiction but the State of New York and we do not express any opinion as to the laws of states of jurisdiction other than the State of New York and matters of federal law and the Delaware General Corporation Law. No opinion is expressed as to the effect that the laws of any other jurisdiction may have upon the subject matter of the opinions expressed herein under conflicts of law principles or otherwise.

          On the basis of and in reliance upon the foregoing, and subject to the foregoing limitations, qualifications and exceptions, we are of the opinion that the Shares have been duly authorized and (i) the Outstanding Shares have been duly issued, and are fully-paid and non-assessable, and (ii) the Warrant Shares, upon exercise of the Contingent Warrant and assuming receipt by the Company of the consideration therefor specified in the Contingent Warrant, will be duly issued, fully-paid and non-assessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this opinion and to the references to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not admit thereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.


                                            Very truly yours,



                                            /s/ Battle Fowler LLP